                             INTERCREDITOR AGREEMENT

            INTERCREDITOR AGREEMENT, dated as of November 27, 1996 ("Intercreditor Agreement"), between FLEET NATIONAL BANK, a national banking association, as Second Note Trustee (as hereinafter defined) with an office at 777 Main Street, Hartford, Connecticut 06108, Attn: Corporate Trust Administration, BANK ONE TRUST COMPANY, N.A., as Trustee ("VEBA Trustee") under that certain 501(c)(9) Trust Agreement, dated October 1, 1988, between Warren Consolidated Industries and Bank One Trust Company, N.A., with an office at 100 East Broad Street, 9th Floor, Columbus, Ohio 43271- 0193 and WCI STEEL, INC., an Ohio corporation (the "Company") with an office at 1040 Pine Avenue, SE, Warren, Ohio 44483-6528.

                                R E C I T A L S:

            A. Pursuant to a certain indenture dated as of December 14, 1993 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "First Indenture"), between Renco Steel, Inc., a Delaware corporation ("RSI"), the Company and Fleet National Bank (as successor to Shawmut Bank Connecticut, National Association), as trustee under the First Indenture (in such capacity and together with any successors and assigns in such capacity, the "First Note Trustee"), RSI and the Company issued 10 1/2% Senior Notes due March 1, 2002 in the aggregate principal amount of $250,000,000 (the "First Notes").

            B. To secure repayment in full of the First Notes, the Company granted to the First Note Trustee for its benefit and the benefit of the holders of the First Notes, among other things, a first priority lien on and security interest in certain of the real and personal property of the Company located in Trumbull County, Ohio (the "Collateral") pursuant to (i) that certain open-end mortgage, assignment of rents, security agreement and fixture filing, dated as of December 14, 1993 (the "First Mortgage") and recorded December 16, 1993 in Volume 819, Page 1046 of the Trumbull County, Ohio Records and (ii) that certain security agreement, dated as of December 14, 1993 (the "First Security Agreement"; together with the First Mortgage, the "First Collateral Documents").

            C. Pursuant to a certain indenture dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Second Indenture"), between the Company and Fleet National Bank, as trustee under the Second Indenture (in such capacity and together with any successors

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and assigns in such capacity, the "Second Note Trustee"), the Company is issuing
10% Senior Secured Notes due December 1, 2004 in the aggregate principal amount of $300,000,000 (the "Second Notes"), the proceeds of which are to be used to, among other things, repurchase certain of the outstanding First Notes.

            D. To secure repayment in full of the Second Notes, the Company granted to Second Note Trustee for its benefit and the benefit of the holders of the Second Notes a lien on and security interest in (which lien and security interest is subject and subordinate only to the lien and security interest created by the First Collateral Documents) the Collateral pursuant to (i) that certain open-end mortgage, assignment of rents, security agreement and fixture filing, dated as of the date hereof (the "Second Mortgage - Fleet"), made by the Company, as mortgagor, in favor of Second Note Trustee, as mortgagee, and intended to be recorded in the Trumbull County, Ohio Records and (ii) that certain security agreement, dated as of the date hereof (the "Second Security Agreement - Fleet"; together with the Second Mortgage, the "Second Collateral Documents - Fleet"), between the Company, as pledgor, and the Second Note Trustee, as collateral agent.

            E. Pursuant to that certain VEBA Term Sheet, executed on October 24, 1995 (the "VEBA Agreement"), between the Company and the United Steel Workers of America, the Company agreed to make certain contributions the post-retirement health and life insurance benefits for Beneficiaries (as defined in the VEBA Agreement) of the Retiree Account (as defined in the VEBA Agreement). The VEBA Agreement provides, among other things, that in the event the Company repays the outstanding First Notes and incurs new senior indebtedness secured by the Collateral, the VEBA Trustee, for the benefit of the Beneficiaries of the Retiree Account, shall be granted a second priority lien on and security interest in the Collateral.

            F. To secure performance of the Company's obligations under the VEBA Agreement, the Company granted to the VEBA Trustee for the benefit of the Beneficiaries of the Retiree Account a lien on and security interest in (which lien and security interest is subject and subordinate to the lien and security interest created by the First Collateral Documents and, except as otherwise provided in this Intercreditor Agreement, the Second Collateral Documents -
 Fleet) the Collateral pursuant to (i) that certain open-end mortgage, dated as of the date hereof (the "Second Mortgage -VEBA") made by the Company, as mortgagor, in favor of the VEBA Trustee, as mortgagee, and intended to be recorded in the Trumbull County, Ohio Records immediately following recordation of the Second Mortgage - Fleet and (ii) that certain security agreement,

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dated as of the date hereof (the "Second Security Agreement -VEBA"; together with the Second Mortgage - VEBA, the "Second Collateral Documents - VEBA"; the Second Collateral Documents -VEBA, together with the Second Collateral Documents
- Fleet and the First Collateral Documents, the "Collateral Documents"), between the Company, as pledgor, and the VEBA Trustee, as secured party.

            G. Second Note Trustee has been authorized and directed to enter into this Intercreditor Agreement pursuant to the Second Indenture.

            H. VEBA Trustee has been authorized and directed to enter into this Intercreditor Agreement by the Company.


            I. Second Note Trustee, the VEBA Trustee and the Company desire to execute and deliver this Intercreditor Agreement to set forth certain agreements relating to their respective rights with respect to the Collateral.

                               A G R E E M E N T:

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1. Definitions. As used in this Intercreditor Agreement, the following terms shall have the meanings specified below:

            "Designated USWA Official" shall mean President of the United Steelworkers of America.

            "Destruction" shall have the meaning assigned to such term in the Second Mortgage - Fleet.

            "Enforcement" shall mean, collectively or individually, for either the Second Note Trustee or the VEBA Trustee to repossess any Collateral or commence the judicial or other enforcement of any rights and remedies of such party under the Second Collateral Documents - Fleet or the Second Mortgage - VEBA, as applicable.

            "Enforcement Notice" shall mean a written notice delivered by the Second Note Trustee or the VEBA Trustee, as applicable, to the other party or the Company, as applicable, announcing that it has commenced Enforcement.

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            "Net Award" shall have the meaning assigned to such term in the
Second Mortgage - Fleet and shall include any amounts received in respect of personal property pursuant to the Second Collateral Documents - Fleet or the Second Collateral Documents -VEBA.

            "Net Proceeds" shall have the meaning assigned to such term in the Second Mortgage - Fleet and shall include any amounts received in respect of personal property pursuant to the Second Collateral Documents - Fleet or the Second Collateral Documents -VEBA.

            "Taking" shall have the meaning assigned to such term in the Second Mortgage - Fleet.

            Section 2. Lien Priorities. Notwithstanding the date, manner or order of recording of the Collateral Documents or the perfection of the liens and security interests granted to the Second Note Trustee and the VEBA Trustee, and notwithstanding any provisions of the Uniform Commercial Code, the Second
Note Indenture or the VEBA Agreement, or any applicable law or decision, or whether the Second Note Trustee or the VEBA Trustee holds possession of all or any part of the Collateral (i) at all times that any of the First Notes remain outstanding, the lien on and security interest in the Collateral granted to the VEBA Trustee shall be deemed, without further action by any party hereto, to constitute, subject to the terms hereof, a second priority lien on and security interest in the Collateral, pari passu with the lien on and security interest in the Collateral granted to the Second Note Trustee and (ii) at such time as none of the First Notes remain outstanding, the lien on and security interest in the Collateral granted to the Second Note Trustee shall constitute, without further action by any party hereto, a first priority lien on and security interest therein and the lien on and security interest in the Collateral granted to the VEBA Trustee shall constitute, without further action by any party hereto, a second priority lien on and security interest therein, subject and subordinate in all respects to the lien and security interest granted to the Second Note Trustee. Second Note Trustee agrees that it shall, at the request of the VEBA Trustee, execute and deliver any agreement or instrument reasonably requested to confirm the lien priorities set forth herein. The Company agrees that it shall, at the request of the Second Note Trustee, execute and deliver, and/or direct the VEBA Trustee to execute and deliver, any agreement or instrument reasonably requested to confirm the lien priorities set forth herein.

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            Section 3. Enforcement Actions. (a) Except as otherwise provided in subsection (b) below, the VEBA Trustee shall not commence Enforcement with respect to the VEBA Agreement or the Second Collateral Documents - VEBA or any other security instrument relating thereto.

            (b) If any of the First Notes are outstanding at the time that the Second Note Trustee commences Enforcement, the Second Note Trustee (i) shall deliver to the VEBA Trustee and the Company an Enforcement Notice and (ii) may, but shall not be obligated to, include in the Enforcement Notice delivered in connection therewith a request that the Company or a Designated USWA Official direct the VEBA Trustee to commence Enforcement of its rights and remedies under the Second Collateral Documents - VEBA in order to maximize the proceeds realized in such Enforcement and available for distribution to the Holders of the Second Notes and the Beneficiaries of the VEBA Trust. Upon receipt of an Enforcement Notice which includes such a request, the VEBA Trustee shall promptly commence Enforcement of its rights and remedies under the Second Collateral Documents - VEBA and deliver to the Second Note Trustee an Enforcement Notice to that effect. If the VEBA Trustee fails to promptly commence such Enforcement for any reason and, as a result of such failure, the Second Note Trustee is unable to make a claim in its Enforcement action for the obligations of the Company then payable under the VEBA Agreement, the Second Note Trustee may apply any proceeds received from its Enforcement pursuant to
Section 4(b) hereof notwithstanding whether or not any of the First Notes remain outstanding.

            (c) The Company hereby irrevocably instructs the VEBA Trustee to commence Enforcement of its rights and remedies under the Second Collateral Documents - VEBA and to deliver to the Second Note Trustee an Enforcement Notice to that effect if the Second Note Trustee commences Enforcement and requests that the VEBA Trustee commence Enforcement of its rights and remedies as provided in Section 3(b) hereof.

            Section 4. Distribution of Enforcement Proceeds. All proceeds of the Collateral received in connection with any Enforcement by the Second Note Trustee or the VEBA Trustee shall be paid to the Second Note Trustee (and the Company hereby directs the VEBA Trustee to promptly pay any such amounts received by it to the Second Note Trustee) and applied in accordance with the following procedures:

            (a) If any of the First Notes are outstanding at the time such proceeds are paid to the Second Note Trustee, then such proceeds shall be applied by the Second Note Trustee as follows:

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            (i) First, to the payment of all costs and expenses incurred by the
      Second Note Trustee (and any receiver or other agent appointed by the Second Note Trustee) in connection with such Enforcement or other method of realization;

            (ii) Second, to the payment of all costs and expenses incurred by the VEBA Trustee (and any receiver or other agent appointed by the VEBA Trustee) in connection with such Enforcement or other method of realization;

            (iii) Third, on a pro rata basis to the Second Note Trustee and the VEBA Trustee based upon (y) the aggregate principal amount of the Second Notes then outstanding and (z) the aggregate amount of the obligations of the Company then payable under the VEBA Agreement; provided, that in no event shall the VEBA Trustee be entitled to receive any proceeds in an amount greater than the Obligations (as such term is defined in the Second Mortgage - VEBA);

            (iv) Fourth, any surplus of such proceeds remaining after payment in full of the amounts set forth in the foregoing clauses (i) through (iii) shall be paid to the Company or to whosoever may be lawfully entitled thereto or as otherwise required by applicable law.

            (b) If none of the First Notes remain outstanding at the time that such proceeds are paid to the Second Note Trustee, then such proceeds shall be applied by the Second Note Trustee as follows:

            (i) First, to the payment of all costs and expenses incurred by the Second Note Trustee (and any receiver or other agent appointed by the Second Note Trustee) in connection with such Enforcement or other method of realization;

            (ii) Second, to the repayment in full of all amounts owing in respect of the Second Notes, including principal and interest and all other amounts owing under the Second Note Indenture and the Second Collateral Documents - Fleet;

            (iii) Third, to the payment of all costs and expenses incurred by the VEBA Trustee (and any receiver or other agent appointed by the VEBA Trustee) in connection with such Enforcement or other realization.

            (iv) Fourth, to the payment of the aggregate amount of the obligations of the Company then payable under the VEBA

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      Agreement; provided, that in no event shall the VEBA Trustee be entitled to receive any proceeds in an amount greater than the Obligations; and

            (v) Fifth, any surplus of such proceeds remaining after payment in full of the amounts set forth in clauses (i) through (iii) shall be paid to the Company or to whosoever may be lawfully entitled thereto or as otherwise required by law.

            Section 5. Distribution of Casualty and Condemnation Proceeds. Any Net Award received by the Second Note Trustee or the VEBA Trustee in connection with any Taking and any Net Proceeds received by the Second Note Trustee or the VEBA Trustee in connection with any Destruction, shall each be paid to the Second Note Trustee (and the Company hereby directs the VEBA Trustee to promptly pay any Net Award or Net Proceeds, as applicable, to the Second Note Trustee) and applied in accordance with the terms and conditions of the Second Mortgage - Fleet. Additionally, the following qualifications shall apply to each such application of any Net Award or any Net Proceeds:

            (a) If any of the First Notes are outstanding at the time any Net Award or Net Proceeds, as applicable, are paid to the Second Note Trustee and the Company makes an election, pursuant to the Second Mortgage - Fleet, to deposit such Net Award or Net Proceeds, as applicable, with the Second Note Trustee to be held by it as cash collateral in the Collateral Account (as defined in the Second Indenture), the Second Note Trustee shall hold such proceeds as cash collateral until the date upon which repayment of the Second Notes is due, whether by acceleration or otherwise. At such time, the Second Note Trustee shall apply such proceeds in the manner set forth in Section 4(a). Any amounts held by the Second Note Trustee in the Collateral Account shall be invested in the manner provided in Section 11.07 of the Second Indenture and any interest earned thereon shall be applied in the manner set forth therein.

            (b) If none of the First Notes are outstanding at the time any Net Award or Net Proceeds, as applicable, are paid to the Second Note Trustee, then such Net Award or Net Proceeds, as applicable, shall be applied in accordance with the terms of the Second Mortgage - Fleet and Section 4(b) hereof.

            (c) Upon repayment in full of the First Notes and all amounts secured by the Second Collateral Documents - Fleet and the Second Collateral Documents - VEBA, any remaining Net Award or Net Proceeds, as applicable, shall be paid to whomsoever shall be lawfully entitled thereto.

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            Section 6. Sale of Collateral. The Company shall have the right to sell or otherwise dispose of all or any portion of the Collateral in accordance with the First Indenture and the Second Indenture, including, without limitation, Released Real Property (as defined in the Second Indenture). The Company shall direct the VEBA Trustee to execute all documents and take all actions reasonably necessary to (i) permit any such disposition of Collateral to occur free and clear of the lien and security interest of the Second Collateral Documents - VEBA and (ii) permit the release of any Collateral constituting Released Real Property from the lien and security interest of the Second Collateral Documents - VEBA.

            Section 7. Direction of VEBA Trustee. The Company shall, upon the written request of the Second Note Trustee, direct the VEBA Trustee to take any and all actions deemed necessary by the Second Note Trustee to fulfill the obligations of the VEBA Trustee hereunder. Notwithstanding any other provisions hereof to the contrary, if the Company shall fail to so direct the VEBA Trustee within a reasonable time following delivery of the Second Note Trustee's written request to do so, the Company hereby directs the VEBA Trustee to take any and all actions deemed necessary by the Second Note Trustee to fulfill the obligations of the VEBA Trustee hereunder without further direction of the Company.

            Section 8. Satisfaction of VEBA Agreement. The Company acknowledges and agrees that, notwithstanding anything to the contrary in the VEBA Agreement or otherwise, the commencement of Enforcement by the VEBA Trustee at the request of the Second Note Trustee as contemplated by Section 3(b) hereof shall not constitute a default under or non-compliance with the terms and conditions of the VEBA Agreement; provided, however, that in no event shall the foregoing provision authorize the VEBA Trustee to commence Enforcement other than in accordance with Section 3 hereof, or, subject to Section 18 hereof, upon repayment in full of the Second Notes, the Second Collateral Documents - VEBA.

            Section 9. Accountings. The Company hereby directs the VEBA Trustee to render accounts to the Second Note Trustee upon its reasonable request to the extent required in the opinion of the Second Note Trustee to give effect to the application of proceeds of Collateral as hereinbefore provided.

            Section 10. Notices of Default. Second Note Trustee, on the one hand, and the VEBA Trustee, on the other hand, shall use their best efforts to give to the other copies of any notice of the occurrence or existence of an Event of Default (as defined in the Second Indenture) or a Disposition Event (as defined in the VEBA

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                                      -9-


Agreement), as applicable, simultaneously with the sending of such notice to the Company, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such Event of Default or Disposition Event.

            Section 11. Expiration. This Intercreditor Agreement shall expire and be of no further force or effect without any further action or notice by the parties hereto on the date that is the earlier of (i) the date upon which the Second Notes and all other amounts owing in connection with the Second Note Indenture and the Second Collateral Documents - Fleet have been paid in full or
(ii) the expiration or termination of the obligations of the Company under the VEBA Agreement.

            Section 12. Successors and Assigns. Second Note Trustee and the VEBA Trustee will cause any of their respective successors and assigns, and the Company will cause any successor, assign, replacement or other party that succeeds to or substitutes for or otherwise acquires the Second Note Trustee's or the VEBA Trustee's respective rights and interest in the Collateral, or in any significant portion thereof, to assume all of the obligations of the Second Note Trustee or the VEBA Trustee hereunder, as the case may be, and regardless of whether the obligations of the Company to such replacement party are greater or less than the Company's obligations to Second Note Trustee or the VEBA Trustee, as the case may be. Upon any such assumption by any party of the obligations hereunder of the Second Note Trustee or the VEBA Trustee, as the case may be, such party shall succeed to all the rights and benefits of the Second Note Trustee or the VEBA Trustee, as the case may be, under this Intercreditor Agreement. This Intercreditor Agreement shall not be amended, supplemented or modified without the written consent of the Second Note Trustee, the VEBA Trustee, and, with respect to any replacement party that has assumed any obligations hereunder, the written consent of such replacement party, as applicable.

            Section 13. Further Assurances. Each of the parties hereto agrees to deliver to the other upon reasonable request therefor, instruments and documents confirming the lien priorities and other rights contemplated herein and to take such other actions as may be reasonably necessary to consummate and give effect to the transactions contemplated hereby.

            Section 14. Severability. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any

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jurisdiction, the substantive laws of which are held to be applicable hereto, shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 15. Execution in Counterparts. This Intercreditor Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

            Section 16. Choice of Law. This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly in the State of New York.

            Section 17. Captions; Gender and Number. The captions and section headings of this Intercreditor Agreement are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed, whenever the context of this Intercreditor Agreement requires, so that the singular includes the plural and so that the masculine includes the feminine.

            Section 18. Limitation on Right of VEBA Trustee to Enforce. The right of the VEBA Trustee to enforce the Second Collateral Documents - VEBA upon repayment of the Second Notes shall in any event be subject to the terms of the VEBA Agreement, which provides, inter alia, (i) that (except as provided in Section 3(b) hereof) in no event may any liens in favor of the VEBA Trustee be exercised so long as any senior indebtedness is outstanding and (ii) that nothing contained in the VEBA Agreement or in documents related thereto restricts the Company's right to refinance or replace the Company's senior indebtedness, including refinancing or replacement of senior indebtedness, and any such replacement senior indebtedness may be secured by a lien that is senior to the lien of the Second Collateral Documents - VEBA.

            Section 19. Concerning the Congress Intercreditor Agreement. Each of the VEBA Trustee and the Company agrees that Congress Financial Corporation ("Congress") may exercise its rights under that certain Intercreditor Agreement, dated as of the date hereof (the "Congress Intercreditor Agreement"), between Fleet National Bank, as Note Trustee, and Congress, with respect to the Note Trustee Collateral referred to therein as if the Company and the VEBA Trustee were parties thereto and the VEBA Trustee were the Note Trustee referred to therein. In no event shall this Section

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19 be amended, modified or otherwise supplemented without the prior written consent of Congress.

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                                      -12-


            IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        FLEET NATIONAL BANK,
                                        as Second Note Trustee


                                        By: /s/ Philip G. Kane, Jr.
                                            ------------------------------
                                            Name: Philip G. Kane, Jr.
                                            Title: Vice President


                                        BANK ONE TRUST COMPANY, N.A., as
                                        trustee under that certain 501(c)(9)
                                        Trust Agreement


                                        By: /s/ Richard P. Hartzell
                                            -------------------------------
                                            Name: Richard P. Hartzell
                                            Title: Vice President

Acknowledged, Accepted and Agreed:

WCI STEEL, INC.


By: /s/ Bret W. Wise
    -----------------------
    Name: Bret W. Wise
    Title: Vice President,
           Finance and CFO